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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: (Date of earliest event reported)  January 12, 2001


                            Franklin Receivables LLC
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               (Exact Name of Registrant as Specified in Charter)


       Delaware                  333-56869                        94-3301-790
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(State of Incorporation)  (Commission File Number)   (I.R.S. Employer Identification No.)

        47 West 200 South, Suite 500
            Salt Lake City, Utah                                        84101
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   (Address of Principal Executive Offices)                           (Zip Code)



Registrant's Telephone Number, including area code (801) 238-6700
                                                   --------------

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          (Former Name or Former Address, if Changed Since Last Report)







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ITEM 5. Other Events

         On or about January 25, 2001, Franklin Receivables LLC (the "Registrant") transferred approximately $139,087,054 of Prime, Non-Prime and Sub-Prime motor vehicle retail installment sale contracts (the "Receivables"), to Franklin Auto Trust 2001-1 (the "Trust"). The Trust transferred the Receivables to The Chase Manhattan Bank, as indenture trustee ("Indenture Trustee"), who in turn issued Class A-1 Asset Backed Notes (the "Class A-1 Notes") in the aggregate original principal amount of $87,000,000 due October 15, 2004 and Class A-2 Asset Backed Notes (the "Class A-2 Notes") in the aggregate original principal amount of $52,081,000 due July 15, 2008.

         In connection with the sale of the Class A-1 Notes and the Class A-2 Notes (the "Underwritten Notes") to Goldman, Sachs & Co. (the "Underwriter"), the Registrant has been advised by the Underwriter that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Notes following the effective date of Registration Statement No. 333-56869, which Computational Materials are being filed manually as exhibits to this report.

         The Computational Materials have been provided by the Underwriter. The information contained in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Notes and by any other information subsequently filed with the Securities and Exchange Commission.

         The Computational Materials consist of the two pages attached hereto as Exhibit 99. The Underwriter has advised the Registrant that certain information in the Computational Materials may have been based on assumptions that differed from the final pool information.

         The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         In addition, the actual characteristics and performance of the motor vehicle retail installment sale contracts underlying the Underwritten Certificates (the "Installment Contracts") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Installment Contracts will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates.



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ITEM 7.  Financial Statements and Exhibits

(a)      Financial Statements - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits


Item 601(a) of Regulation S-K

Exhibit No.   Description
-----------   ------------
   99         Computational Materials



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FRANKLIN RECEIVABLES LLC


                                By: Franklin Capital Corporation as its
                                    Managing Member


                                By:  /s/  Harold E. Miller
                                    --------------------------
                                Name:  Harold E. Miller Jr.
                                Title:  President and CEO

January 12, 2001



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                                INDEX TO EXHIBITS


Exhibit No.   Description
----------    -----------
   99         Computational Materials

                                        5